Exhibit 99.01

General Employment Enterprises, Inc., Oakbrook Terrace Tower, Suite 2200, Oakbrook Terrace, IL  60181, (630) 954-0400

FOR IMMEDIATE RELEASE:	August 15, 2011

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Salvatore J. Zizza
Chief Executive Officer
Phone: (630) 954-0400  Fax: (630) 954-0595
E-mail: invest@genp.com

General Employment Enterprises, Inc. Reports Third Quarter Results

OAKBROOK TERRACE, IL, August 15, 2011 - General Employment Enterprises, Inc. (NYSE Amex: JOB) reported consolidated net revenues of $11,717,000 for the quarter ended June, 30, 2011, an increase of $7,881,000 (205.4%) over the consolidated net revenues of $3,836,000 reported for the same period last year.  Revenues from the Company’s acquisition of certain assets constituting the businesses of On-Site ($5,635,000), RFFG of Cleveland ($1,294,000), DMCC ($905,000) and fees earned under the Management Agreement ($336,000) collectively contributed $8,170,000 in revenue for the period.  Professional contract and placement services increased by $321,000 (20.0%) and $288,000 (33.7%) from the same period last year, respectively.

Net income from continuing operations was $222,000 or $.01 per share, in the third quarter of this fiscal year, compared with a net loss of $137,000, or $.01 per share, in the third quarter last fiscal year.  The Company’s acquisitions and control over general and administrative costs were contributing factors in the improvement in the Company’s performance.  For purposes of calculating the diluted earnings per-share amounts, the number of average common shares outstanding was 20,750,000 in the current quarter, compared with 13,867,000 in the prior-year quarter.

The Company had Earnings Before Income taxes, Depreciation and Amortization (EBITDA) for the quarter ended June 30, 2011 of $494,000 compared to a EBITDA loss of $63,000 for the three months ending June 30, 2010.  See EBITDA reconciliation schedule for additional details of our calculation.

Commenting on the Company's performance, Salvatore J. Zizza, CEO, stated, “We are pleased by our third quarter results.  The acquisitions we made over the past year have had a significant impact on our performance and we will continue to actively evaluate potential acquisitions.  We are well positioned to meet our goal of growing the Company both organically and through acquisitions.”

Nine Month Results

General Employment Enterprises, Inc. reported consolidated net revenues of $25,592,000 for the nine-months ended June 30, 2011, an increase of $17,756,000 (226.6%) over the consolidated net revenues of $7,836,000 for the same period last year.  Revenues from the Company’s acquisition of certain assets of On-Site ($11,047,000), RFFG of Cleveland ($2,984,000), and DMCC ($2,142,000) as well as fees earned under the Management Agreement ($786,000), collectively contributed $16,959,000 in revenue for the period. Professional contract and placement services increased by $638,000 (14.3%) and $1,059,000 (53.1%) from the same period last year, respectively.  The increase in placements and Professional contract services is due to the improvement in the economy and the job market.

The Company had a net income of $133,000 or $.01 per share, for the nine months ending June 30, 2011, compared with a net loss of $1,426,000 or $.11 per share, for the nine months ending June 30, 2010.  For purposes of calculating the diluted earnings per-share amounts, the number of average common shares outstanding was 18,884,000 for the nine months ending June 30, 2011, compared with 13,542,000 in the prior-year ending June 30, 2010.

The Company had Earnings Before Income taxes, Depreciation and Amortization (EBITDA) for the nine months ended June 30, 2011 of $789,000 compared to a EBITDA loss of $1,232,000 for the nine months ending June 30, 2010.  See EBITDA reconciliation schedule for additional details of our calculation.

Business Information

General Employment Enterprises, Inc. (the “Company”) provides contract and placement staffing services for business and industry, primarily specializing in the placement of information technology, engineering and accounting professionals. With the acquisition of certain of the assets of On-Site Services, Inc. (“On-Site”) in June 2010, the Company also began to provide contract staffing services for the agricultural industry. This business is located in Florida and provides labor and human resource solutions, including temporary staffing, to the agricultural industry. Effective November 1 2010, the Company and its wholly-owned subsidiary, Triad Personal Services, Inc an Illinois corporation, entered into an asset purchase agreement, with DMCC Staffing, LLC, an Ohio limited liability company (“DMCC”), RFFG of Cleveland, LLC, an Ohio limited liability company (“RFFG of Cleveland”), and Thomas J. Bean (the “Asset Purchase Agreement”), for the purchase of certain assets of DMCC and RFFG of Cleveland, including customer lists, comprising DMCC and RFFG of Cleveland’s services business. DMCC and RFFG of Cleveland’s services business is operated from offices in Ohio and provides labor and human resource solutions, including temporary staffing, human resources and payroll outsourcing services, labor and employment consulting and workforce solutions. Currently, RFFG of Cleveland has one customer.

Forward-Looking Statements

The statements made in this press release which are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause our actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in our annual report on Form 10-K for the fiscal year ended September 30, 2010, and in our other filings with the SEC. General Employment is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  Management believes that certain non-GAAP financial measures provide additional meaningful information regarding the Company’s performance.  The non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.  In addition, because not all Companies use identical calculations, the non-GAAP financial measures included in this financial results release may not be comparable to similarly titled measures of other companies.  Reconciliation of the non-GAAP financial measures to GAAP is provided.

GENERAL EMPLOYMENT ENTERPRISES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(In Thousands, Except Per Share)

	Three Months		Nine Months
	Ended June 30		Ended June 30
	2011	2010	2011	2010
Net revenues:
Contract services	$10,239	$2,982	$21,751	$5,840
Placement services	1,142	854	3,055	1,996
Management Services	336	—	786	—

Net revenues	11,717	3,836	25,592	7,836
Cost of contract services	9,049	2,445	18,967	4,500
Selling, general and administrative expenses	2,215	1,519	5,974	4,726
Amortization of intangible assets	154	—	403	—

Income (loss) from operations	299	(128)	248	(1,390)
Other expense, net	(77)	(9)	(115)	(36)

Net Income (loss)	$222	$(137)	$133	$(1,426)

Average number of shares - basic	20,449	13,867	18,584	13,542
Average number of shares - diluted	20,750	13,867	18,884	13,542

Net Income (loss) per share - basic and diluted	$.01	$(.01)	$.01	$(.11)

Reconciliation of net loss to EBITDA:

	Three Months		Nine Months
	Ended June 30		Ended June 30
	2011	2010	2011	2010

Net Income (loss)	$222	$(137)	$133	$(1,426)
Interest expense	77	9	115	28
Income taxes	—	—	—	—
Depreciation, amortization	195	65	541	166
EBITDA	494	(63)	789	(1,232)

EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation, depletion and amortization.  We have presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Depreciation and Amortization
Depreciation and amortization expense of $541,000 recorded for the nine months ended June 30, 2011 includes the amortization associated with the identifiable intangibles recorded for the Company’s acquisitions of certain assets of On-Site, RFFG of Cleveland, and DMCC.  As these acquisitions were consummated in June 2010 and November 2010, there was $16,000 of amortization expense associated with identifiable intangible assets in the nine months ended June 30, 2010.

GENERAL EMPLOYMENT ENTERPRISES, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEET INFORMATION
(In Thousands)

	June 30	September 30
	2011	2010
	(unaudited)
Assets:
Cash and cash equivalents	$297	$945
Accounts receivable, less allowances	4,553	1,419
Other current assets	200	216

Total current assets	5,050	2,580
Property and equipment, net	303	383
Goodwill	1,256	172
Intangible assets, net	3,365	259

Total assets	$9,974	$3,394

Liabilities and shareholders’ equity:
Current liabilities	3,914	1,371
Long-term obligations	1,924	431
Shareholders’ equity	4,136	1,592

Total liabilities and shareholders’ equity	$9,974	$3,394